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                                                                 Exhibit 99.B(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Nova Fund, Ursa Fund, OTC Fund, Arktos Fund, U.S. Government Bond Fund, Juno Fund, Medius Fund, Mekros Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, Titan 500 Fund, Velocity 100 Fund, Sector Rotation Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Heath Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, U.S. Government Money Market Fund, Amerigo Fund, and Clermont Fund (thirty-four of the funds comprising the Rydex Variable Trust, hereafter referred to as the "Funds"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2004